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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
Repurchased 6.5 Million Shares
Three Strategic Acquisitions in 2018
Repositioned Havana Cabana Key West and Hotel Emblem
BETHESDA, Maryland, Monday, February 25, 2019 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter and year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Net Income: Net income was $24.0 million and earnings per diluted share was $0.12.

•	Comparable RevPAR: RevPAR was $188.55, a 1.9% increase from the comparable period of 2017.

•
Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 30.23%, a 92 basis point contraction from the comparable period of 2017. Excluding the Westin Boston, which was impacted by a union strike, the Company's Hotel Adjusted EBITDA margin was flat to the comparable period of 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $64.5 million, an increase of $2.6 million from 2017.

•	Adjusted FFO: Adjusted FFO was $53.8 million and Adjusted FFO per diluted share was $0.26.

•	Hotel Acquisition: In December 2018, the Company acquired Cavallo Point in Sausalito, California for total consideration of $152 million.

•
Business Interruption Income: The Company recognized $3.1 million of business interruption income during the quarter related to the insurance claim for Frenchman's Reef and Morning Star Marriott Beach Resort (“Frenchman's Reef”).

•
Share Repurchases: The Company began repurchasing shares of its common stock in December 2018. To date, the Company has repurchased 6.5 million shares of its common stock at an average price of $9.50 per share.

Full Year 2018 Highlights

•	Net Income: Net income was $87.8 million and earnings per diluted share was $0.43.

•	Comparable RevPAR: RevPAR was $187.13, a 1.3% increase from the comparable period of 2017.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 30.27%, a 70 basis point contraction from the comparable period of 2017. Excluding the Westin Boston, which was impacted by Marriott/Starwood integration issues and a union strike during 2018, the Company's Hotel Adjusted EBITDA margin contracted 8 basis point from the comparable period of 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $254.1 million, an increase of $4.1 million from 2017.

•	Adjusted FFO: Adjusted FFO was $210.0 million and Adjusted FFO per diluted share was $1.02.

•
Business Interruption Income: The Company recognized $19.4 million of business interruption income during the year related to the insurance claims for Frenchman's Reef, Havana Cabana Key West and The Lodge at Sonoma Renaissance Resort & Spa.

•	Hotel Acquisitions: The Company acquired three hotels in 2018 for total consideration of approximately $274 million.

•	ATM Equity Offering Program: The Company issued approximately 7.5 million shares of its common stock for an average price of $12.56 per share during the first half of 2018.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “Full year 2018 results were consistent with our internal expectations and above the mid-point of our guidance. We were pleased with 1.3% RevPAR growth in light of an 80 basis point headwind from renovation disruption and an additional 50 basis point headwind from the union strike and Marriott/Starwood integration issues at the Boston Westin. The year also marked great progress on several major repositionings, including the Hotel Emblem San Francisco and Havana Cabana Key West. Additionally, we repurchased 6.5 million shares of our stock over the last 90 days under our share repurchase plan to take advantage of the large discount to the net asset value of our real estate.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include our 2018 and 2017 acquisitions for all periods presented and exclude Frenchman's Reef and Havana Cabana Key West for all periods presented due to the closure of these hotels. In addition, comparable operating results exclude Hotel Emblem (formerly Hotel Rex) from September 1 to December 31, 2018 and the comparable period of 2017 due to the closure of the hotel for renovation. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended December 31, 2018, the Company reported the following:

	Fourth Quarter
	2018	2017	Change
Comparable Operating Results (1)
ADR	$244.82	$239.01	2.4%
Occupancy	77.0%	77.4%	-0.4 percentage points
RevPAR	$188.55	$185.04	1.9%
Revenues	$229.5 million	$224.2 million	2.4%
Hotel Adjusted EBITDA Margin	30.23%	31.15%	-92 basis points

Actual Operating Results (2)
Revenues	$223.4 million	$207.0 million	7.9%
Net income	$24.0 million	$24.8 million	-$0.8 million
Earnings per diluted share	$0.12	$0.12	$0.00
Adjusted EBITDA	$64.5 million	$61.9 million	$2.6 million
Adjusted FFO	$53.8 million	$50.7 million	$3.1 million
Adjusted FFO per diluted share	$0.26	$0.25	$0.01
(1) Comparable operating results include exclude Frenchman’s Reef, Havana Cabana Key West and Hotel Emblem for all periods presented and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from October 1, 2017 to December 31, 2017 and Cavallo Point from October 1, 2018 to December 9, 2018 and October 1, 2017 to December 31, 2017. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef, Havana Cabana Key West and Hotel Emblem and the operating results of hotels acquired for the Company's respective ownership periods.

The Company's operating results for the fourth quarter were negatively impacted by the union strike and ongoing Marriott/Starwood integration issues at the Westin Boston Waterfront Hotel. Excluding Westin Boston, the Company's Comparable RevPAR increased 2.3% and Comparable Hotel Adjusted EBITDA margins were essentially flat. Additionally, the Company incurred approximately $1.0 million of Hotel Adjusted EBITDA displacement due to the closure of Hotel Emblem for renovation beginning on September 1, 2018.

For the year ended December 31, 2018, the Company reported the following:

	Year Ended
	2018	2017	Change
Comparable Operating Results (1)
ADR	$237.07	$231.27	2.5%
Occupancy	78.9%	79.9%	- 1.0 percentage points
RevPAR	$187.13	$184.80	1.3%
Revenues	$902.4 million	$886.6 million	1.8%
Hotel Adjusted EBITDA Margin	30.27%	30.97%	-70 basis points

Actual Operating Results (2)
Revenues	$863.7 million	$870.0 million	-0.7%
Net income	$87.8 million	$91.9 million	-$4.1 million
Earnings per diluted share	$0.43	$0.46	-$0.03
Adjusted EBITDA	$254.1 million	$250.0 million	$4.1 million
Adjusted FFO	$210.0 million	$201.0 million	$9.0 million
Adjusted FFO per diluted share	$1.02	$1.00	$0.02
(1) Comparable operating results exclude Frenchman’s Reef and Havana Cabana Key West for all periods presented and Hotel Emblem from September 1, 2018 to December 31, 2018 and the comparable period of 2017 and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and January 1, 2017 to December 31, 2017, for Cavallo Point from January 1, 2018 to December 9, 2018 and January 1, 2017 to December 31, 2017 and for L'Auberge de Sedona and Orchards Inn Sedona from January 1, 2017 to February 27, 2017. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef, Havana Cabana Key West and Hotel Emblem and the operating results of hotels acquired for the Company's respective ownership periods.

Update on Insurance Claims

As previously disclosed, the Company has filed insurance claims resulting from the hurricanes that impacted Frenchman’s Reef and Havana Cabana Key West in 2017, as well as from the 2017 wildfires in Northern California that impacted The Lodge at Sonoma. During the third quarter of 2018, the Company settled the insurance claims for Havana Cabana Key West and The Lodge at Sonoma. The Company recognized business interruption insurance income related to these insurance claims as follows:

Hotel	Quarter Ended	Year Ended
December 31, 2018
Frenchman's Reef	$3.1 million	$16.1 million
Havana Cabana Key West		$2.1 million
The Lodge at Sonoma		$1.2 million
Total	$3.1 million	$19.4 million

The Company is in the process of rebuilding Frenchman's Reef following the significant damage caused by the hurricanes in 2017 and the resort is expected to reopen in 2020. Under its insurance policy, the Company is entitled to be compensated for, among other things, the cost to replace the damaged property, as well as lost profits during the rebuilding period. The Company and its insurers are currently in discussions and litigation regarding the Company's insurance claim.

Capital Expenditures

The Company invested approximately $115.2 million in capital improvements at its hotels during the year ended December 31, 2018, which included the following significant projects:

•	Chicago Marriott Downtown: The Company substantially completed the hotel's multi-year renovation, which included the remaining 258 of 1,200 guest rooms and 60,000 square feet of meeting space.

•
Havana Cabana Key West: The Company completed a comprehensive renovation of the hotel as part of the remediation of the substantial wind and water-related damage caused by Hurricane Irma. The hotel reopened as the Havana Cabana Key West in April 2018.

•	Bethesda Marriott Suites: The Company completed a renovation of the guestrooms at the hotel during the first quarter.

•	Westin Boston Waterfront Hotel: The Company completed a refresh of the hotel's guest rooms during the first quarter.

•	Vail Marriott: The Company completed a renovation of the hotel's guest rooms and meeting space in the third quarter.

•	Westin Fort Lauderdale Beach Resort: The Company completed a renovation of the hotel's guest rooms in the third quarter.

•
Hotel Emblem San Francisco: The Company substantially completed a comprehensive renovation and re-positioning of the former Hotel Rex as the Hotel Emblem San Francisco, part of Viceroy's Urban Retreats Collection, in the fourth quarter. The hotel closed for approximately four months during renovation and reopened in January 2019.

DiamondRock expects to invest approximately $125 million on capital improvements at its hotels in 2019, which includes carryover of $20 million from certain projects that commenced in 2018. Significant projects in 2019 include the following:

•
JW Marriott Denver: The Company commenced a renovation of the hotel's guest rooms and meeting space in January 2019 and will renovate the public space later this year. The renovation is expected to secure the hotel's position as the top luxury hotel in the high-end Cherry Creek submarket of Denver.

•
Sheraton Suites Key West: The Company expects to complete a comprehensive renovation of the hotel, which will include upgrades to the resort’s entrance, lobby, restaurant, outdoor lounge, pool area and guestrooms. In order to minimize disruption, the renovation is expected to occur from August to November, the hotel’s slowest period of the year.

•
The Lodge at Sonoma: The Company expects to enhance the cottage rooms and landscaping to better align the hotel with the luxury competition in the market, reposition the restaurant with a new concept from world-renowned chef, Michael Mina, and enhance the spa to a luxury level. The Company is also evaluating a brand change for the hotel.

•
Vail Marriott: The Company expects to complete the second phase of the hotel renovation, which includes the upgrade renovation of the spa and fitness center. The scope of this project is consistent with the Company's multi-phased strategy to renovate the hotel to a luxury standard.

•	Worthington Renaissance: The Company expects to renovate the lobby and reposition the restaurant outlets during the third quarter of 2019.

Hotel Acquisition Activity

The Company acquired three hotels during 2018 for a combined investment of $274 million. On March 1, 2018, the Company acquired the 77-room Landing Resort & Spa in South Lake Tahoe, California for $42 million, or $545,000 per key. The Landing is a premier luxury resort with one of the best locations in Lake Tahoe. Also on March 1, 2018, the Company acquired the 242-room Hotel Palomar in Phoenix, Arizona for $80 million, or $331,000 per key. The Hotel Palomar is a highly-rated boutique hotel located in the heart of the CityScape mixed-use project in downtown Phoenix.

On December 12, 2018, the Company acquired the 142-room Cavallo Point, the Lodge at the Golden Gate for total consideration of $152 million. Cavallo Point is a premier luxury hotel located in the Golden Gate National Recreation Area in Sausalito, California and has been ranked #1 Best Hotel in the San Francisco Bay Area by Travel + Leisure magazine. In connection with the acquisition, the Company issued 796,684 units of common limited partnership interests in the Company's Operating Partnership to certain of the sellers at $11.76 per unit. Additionally, the Company entered into a new five-year $50 million unsecured term loan for purposes of maintaining qualified non-recourse debt associated with the property.

Balance Sheet

As of December 31, 2018, the Company had $43.9 million of unrestricted cash on hand and approximately $978.0 million of total debt, which consisted of property-specific mortgage debt, $350.0 million of unsecured term loans and no outstanding borrowings on its $300.0 million senior unsecured credit facility. Subsequent to December 31, 2018, the Company borrowed $45.0 million on its senior unsecured credit facility.

Share Repurchase & ATM Programs

The Company has repurchased 6.5 million shares of its common stock at an average price of $9.50 per share since it began repurchasing shares in December 2018. The Company repurchased 3.4 million shares of its common stock at an average price of $9.49 per share for a total purchase price of $32.2 million during the fourth quarter of 2018. Subsequent to December 31, 2018, the Company repurchased 3.1 million shares of its common stock at an average price of $9.52 per share for a total purchase price of $30.0 million. The Company has $188 million of remaining authorized capacity under its $250 million share repurchase program.

Earlier in 2018, the Company opportunistically sold approximately 7.5 million shares of its common stock at an average price of $12.56 per share under its "at-the-market" (ATM) equity offering program.

Guidance
The Company is providing annual guidance for 2019, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Comparable RevPAR growth assumes all of the Company’s hotels were owned as of January 1, 2018, but excludes Havana Cabana Key West for January 1 to March 31, 2018 and 2019, Hotel Emblem for September 1 to December 31, 2018 and 2019 and Frenchman’s Reef for all periods.

The Company expects the full year 2019 results to be as follows:

Metric	Low End	High End

(Includes Frenchman's Reef Business Interruption Agreed Upon For Partial Year 2019)
Comparable RevPAR Growth	0.5 percent	2.5 percent
Adjusted EBITDA	$256 million	$268 million
Adjusted FFO	$204 million	$214 million
Adjusted FFO per share (based on 205 million diluted shares)	$1.00 per share	$1.04 per share

The guidance above incorporates business interruption insurance income related to Frenchman's Reef of only $8.8 million, which is less than the $16.1 million recognized in 2018. The Company believes it is entitled to at least $16.1 million of business interruption insurance income for the full year 2019, but the insurers have only agreed to $8.8 million at this time, which represents lost profits through April 2019. The Company continues to negotiate with its insurers to recover all of the amounts to which it believes it is legally entitled, but the timing of a resolution is uncertain. The following chart provides a quarterly comparison of income received from business interruption insurance in 2018 and projected for 2019:

Frenchman's Reef BI Income	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Full Year
2018	$5.3 million	$2.0 million	$5.7 million	$3.1 million	$16.1 million
2019	$8.8 million	TBD	TBD	TBD	$8.8 million + TBD
The Company's guidance also incorporates the following assumptions:

•	Renovation disruption of approximately $3 million to $4 million to Hotel Adjusted EBITDA;

•	Corporate expenses of $28.5 million to $29.5 million;

•	Interest expense of $49 million to $50 million;

•	Income tax expense of $2 million to $5 million; and

•	No additional share repurchases.

The Company expects approximately 17% to 19% of its full year 2019 Adjusted EBITDA to be earned during the first quarter of 2019. Based on seasonality, group patterns and the impact of the government shutdown, the Company expects the first quarter to be its lowest growth quarter of the year with modestly positive RevPAR growth. The Company expects significant acceleration of RevPAR growth in the second and third quarters due to the benefit from recent renovations, asset management initiatives at newly acquired hotels and an easy comparison from the 2018 merger integration challenges at the Westin Boston.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 acquisitions for all periods and excludes Havana Cabana Key West for January 1, 2018 to March 31, 2018, Hotel Emblem for September 1, 2018 to December 31, 2018 and Frenchman's Reef for all periods.

	Quarter 1, 2018	Quarter 2, 2018	Quarter 3, 2018	Quarter 4, 2018	Full Year 2018
ADR	$215.62	$248.73	$235.89	$244.43	$236.71
Occupancy	73.6%	82.7%	82.2%	76.9%	78.9%
RevPAR	$158.72	$205.69	$193.90	$188.06	$186.75
Revenues (in thousands)	$195,580	$248,351	$232,028	$231,328	$907,287
Hotel Adjusted EBITDA (in thousands)	$47,047	$84,225	$73,043	$69,921	$274,236
% of full Year	17.2%	30.7%	26.6%	25.5%	100.0%
Hotel Adjusted EBITDA Margin	24.06%	33.91%	31.48%	30.23%	30.23%
Available Rooms	853,470	869,590	879,368	873,540	3,475,968
Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Tuesday, February 26, 2019, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 7979009. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2018	December 31, 2017
ASSETS	(unaudited)
Property and equipment, net	$2,944,617	$2,692,286
Restricted cash	47,735	40,204
Due from hotel managers	86,914	86,621
Favorable lease assets, net	63,945	26,690
Prepaid and other assets (1)	10,506	71,488
Cash and cash equivalents	43,863	183,569
Total assets	$3,197,580	$3,100,858
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$629,747	$639,639
Term loans, net of unamortized debt issuance costs	348,219	298,153
Total debt	977,966	937,792

Deferred income related to key money, net	11,739	14,307
Unfavorable contract liabilities, net	73,151	70,734
Deferred ground rent	93,719	86,614
Due to hotel managers	72,678	74,213
Dividends and distributions declared and unpaid	26,339	25,708
Accounts payable and accrued expenses (2)	51,395	57,845
Total other liabilities	329,021	329,421
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 204,536,485 and 200,306,733 shares issued and outstanding at December 31, 2018 and 2017, respectively	2,045	2,003
Additional paid-in capital	2,126,472	2,061,451
Accumulated deficit	(245,620)	(229,809)
Total stockholders’ equity	1,882,897	1,833,645
Noncontrolling interests	7,696	—
Total equity	1,890,593	1,833,645
Total liabilities, noncontrolling interests and stockholders’ equity	$3,197,580	$3,100,858

(1) Includes $0.2 million and $55.8 million of insurance receivables, $0.3 million and $0.9 million of deferred tax assets, $3.9 million and $8.0 million of prepaid expenses and $6.1 million and $6.8 million of other assets as of December 31, 2018 and December 31, 2017, respectively.

(2) Includes $7.2 million and $6.0 million of deferred tax liabilities, $1.9 million and $11.2 million of accrued hurricane-related costs, $17.8 million and $15.3 million of accrued property taxes, $12.4 million and $11.7 million of accrued capital expenditures, and $12.1 million and $13.6 million of other accrued liabilities as of December 31, 2018 and December 31, 2017, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:	(unaudited)	(unaudited)	(unaudited)
Rooms	$161,262	$152,627	$631,048	$635,932
Food and beverage	48,811	42,858	184,097	183,049
Other	13,334	11,552	48,559	51,024
Total revenues	223,407	207,037	863,704	870,005
Operating Expenses:
Rooms	40,106	38,123	158,078	158,534
Food and beverage	30,507	27,136	118,709	120,460
Management fees	6,617	3,652	22,159	21,969
Other hotel expenses	81,276	74,236	322,713	302,272
Depreciation and amortization	27,220	24,059	104,524	99,090
Impairment losses	—	852	—	3,209
Hotel acquisition costs	—	—	—	2,028
Corporate expenses	6,424	7,512	28,563	26,711
Business interruption insurance income	(3,125)	(4,051)	(19,379)	(4,051)
Gain on property insurance settlement	6	—	(1,724)	—
Total operating expenses, net	189,031	171,519	733,643	730,222

Interest and other income, net	(378)	(897)	(1,806)	(1,820)
Interest expense	10,586	9,691	40,970	38,481
Loss on early extinguishment of debt	—	—	—	274
Loss on sales of hotel properties, net	—	764	—	764
Total other expenses, net	10,208	9,558	39,164	37,699
Income before income taxes	24,168	25,960	90,897	102,084
Income tax expense	(162)	(1,188)	(3,101)	(10,207)
Net income	24,006	24,772	87,796	91,877
Less: Net income attributable to noncontrolling interests	(12)	—	(12)	—
Net income attributable to common stockholders	$23,994	$24,772	$87,784	$91,877
Earnings per share:
Net income per share available to common stockholders - basic	$0.12	$0.12	$0.43	$0.46
Net income per share available to common stockholders - diluted	$0.12	$0.12	$0.43	$0.46

Weighted-average number of common shares outstanding:
Basic	208,259,006	200,835,786	205,462,911	200,784,450
Diluted	208,939,302	201,626,820	206,131,150	201,521,468

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDA, FFO and Hotel EBITDA

We adjust EBITDA, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to derivative instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$24,006	$24,772	$87,796	$91,877
Interest expense	10,586	9,691	40,970	38,481
Income tax expense	162	1,188	3,101	10,207
Real estate related depreciation and amortization	27,220	24,059	104,524	99,090
EBITDA	61,974	59,710	236,391	239,655
Impairment losses	—	852	—	3,209
Loss on sale of hotel properties (1)	—	764	—	764
EBITDAre	61,974	61,326	236,391	243,628
Non-cash ground rent	1,990	1,535	7,305	6,290
Non-cash amortization of favorable and unfavorable contract liabilities, net	(495)	(478)	(1,969)	(1,912)
Hotel acquisition costs	—	—	—	2,028
Hurricane-related costs (2)	850	1,787	3,855	3,280
Hotel manager transition and pre-opening items (3)	209	(2,275)	(1,491)	(3,637)
Gain on property insurance settlement	6	—	(1,724)	—
Loss on early extinguishment of debt	—	—	—	274
Severance costs (4)	—	—	11,691	—
Adjusted EBITDA	$64,534	$61,895	$254,058	$249,951

(1)
During the year ended December 31, 2017, we recognized an incremental pre-tax loss of $0.8 million due to a post-closing adjustment for hotel expenses incurred under our ownership period related to 2016 dispositions.

(2)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(3)
Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

Three months ended December 31, 2017 consists of a reduction in employee severance costs of approximately $0.1 million related to Courtyard Manhattan Midtown East; manager transition costs of approximately $0.4 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement. Year ended December 31, 2017 consists of the following costs for Courtyard Manhattan Midtown East: (a) employee severance costs of approximately $0.3 million, (b) manager transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott; manager transition costs of approximately $0.4 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(4)
Year ended December 31, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$79,700	$94,700
Interest expense	50,000	49,000
Income tax expense	2,000	5,000
Real estate related depreciation and amortization	116,000	111,000
EBITDAre	247,700	259,700
Non-cash ground rent	7,300	7,300
Non-cash amortization of favorable and unfavorable contracts, net	(2,000)	(2,000)
Hurricane-related costs	3,000	3,000
Adjusted EBITDA	$256,000	$268,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$24,006	$24,772	$87,796	$91,877
Interest expense	10,586	9,691	40,970	38,481
Income tax expense	162	1,188	3,101	10,207
Real estate related depreciation and amortization	27,220	24,059	104,524	99,090
EBITDA	61,974	59,710	236,391	239,655
Corporate expenses	6,424	7,512	28,563	26,711
Interest and other income, net	(378)	(897)	(1,806)	(1,820)
Hotel acquisition costs	—	—	—	2,028
Loss on early extinguishment of debt	—	—	—	274
Hurricane-related costs (1)	850	1,787	3,855	3,280
Impairment losses	—	852	—	3,209
Loss on sale of hotel properties (2)	—	764	—	764
Severance costs (3)	—	—	10,914	—
Gain on property insurance settlement	6	—	(1,724)	—
Hotel EBITDA	68,876	69,728	276,193	274,101
Non-cash ground rent	1,990	1,535	7,305	6,290
Non-cash amortization of favorable and unfavorable contract liabilities, net	(495)	(478)	(1,969)	(1,912)
Hotel manager transition and pre-opening items (4)	209	(2,275)	(1,491)	(3,637)
Hotel Adjusted EBITDA	$70,580	$68,510	$280,038	$274,842

(1)     Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.
(2)     During the three months ended December 31, 2017, we recognized an incremental pre-tax loss of $0.8 million due to a post-closing adjustment for hotel expenses incurred under our ownership period related to 2016 dispositions.
(3) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the condensed consolidated statement of operations.
(4) Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to Hotel Emblem, L'Auberge de Sedona and Orchards

Inn Sedona and (b) pre-opening costs of $0.6 million related to Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.
Three months ended December 31, 2017 consists of a reduction in employee severance costs of approximately $0.1 million related to Courtyard Manhattan Midtown East; manager transition costs of approximately $0.4 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement. Year ended December 31, 2017 consists of the following costs for Courtyard Manhattan Midtown East: (a) employee severance costs of approximately $0.3 million, (b) manager transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott; manager transition costs of approximately $0.4 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2018	2017	2018	2017
Net income	$24,006	$24,772	$87,796	$91,877
Real estate related depreciation and amortization	27,220	24,059	104,524	99,090
Impairment losses	—	852	—	3,209
Loss on sale of hotel properties, net of income tax (1)	—	458	—	458
FFO	51,226	50,141	192,320	194,634
Non-cash ground rent	1,990	1,535	7,305	6,290
Non-cash amortization of favorable and unfavorable contract liabilities, net	(495)	(478)	(1,969)	(1,912)
Hotel acquisition costs	—	—	—	2,028
Hurricane-related costs (2)	850	1,787	3,855	3,280
Hotel manager transition and pre-opening items (3)	209	(2,275)	(1,491)	(3,637)
Gain on property insurance settlement	6	—	(1,724)	—
Loss on early extinguishment of debt	—	—	—	274
Severance costs (4)	—	—	11,691	—
Adjusted FFO	$53,786	$50,710	$209,987	$200,957
Adjusted FFO per diluted share	$0.26	$0.25	$1.02	$1.00

(1)
During the three months ended December 31, 2017, we recognized an incremental loss of $0.5 million due to a post-closing adjustment for hotel expenses incurred under our ownership period related to 2016 dispositions.

(2)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(3)
Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

Three months ended December 31, 2017 consists of a reduction in employee severance costs of approximately $0.1 million related to Courtyard Manhattan Midtown East; manager transition costs of approximately $0.4 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement. Year ended December 31, 2017 consists of the following costs for Courtyard Manhattan Midtown East: (a) employee severance costs of approximately $0.3 million, (b) manager transition costs of approximately $0.1 million offset by (c) $1.9 million of accelerated amortization of key money received from Marriott; manager transition costs of approximately $0.4 million related to Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona; offset by $2.6 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.
(4) Year ended December 31, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$79,700	$94,700
Real estate related depreciation and amortization	116,000	111,000
FFO	195,700	205,700
Non-cash ground rent	7,300	7,300
Non-cash amortization of favorable and unfavorable contract liabilities, net	(2,000)	(2,000)
Hurricane-related costs	3,000	3,000
Adjusted FFO	$204,000	$214,000
Adjusted FFO per diluted share	$1.00	$1.04

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 and 2017 acquisitions and excludes the results for closed hotels (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$223,407	$207,037	$863,704	$870,005
Hotel revenues from prior ownership (1)	7,921	18,573	43,628	74,368
Hotel revenues from closed hotels (2)	(1,872)	(1,441)	(4,889)	(57,762)
Comparable Revenues	$229,456	$224,169	$902,443	$886,611

Hotel Adjusted EBITDA	$70,580	$68,510	$280,038	$274,842
Hotel Adjusted EBITDA from prior ownership (1)	1,737	5,622	11,573	20,229
Hotel Adjusted EBITDA from closed hotels (2)	(2,950)	(4,305)	(18,474)	(20,505)
Comparable Hotel Adjusted EBITDA	$69,367	$69,827	$273,137	$274,566

Hotel Adjusted EBITDA Margin	31.59%	33.09%	32.42%	31.59%
Comparable Hotel Adjusted EBITDA Margin	30.23%	31.15%	30.27%	30.97%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to December 31, 2017, Cavallo Point for the period from January 1, 2018 to December 9, 2018 and January 1, 2017 to December 31, 2017 and the pre-acquisition operating results of the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)
Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West for all periods presented and the operating results of Hotel Emblem from September 1 through December 31, 2018 and 2017, respectively.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three months and years ended December 31, 2018 and 2017 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three months and years ended December 31, 2018 and 2017 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2018 comparable to 2017, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to December 31, 2017, Cavallo Point for the period from January 1, 2018 to December 9, 2018 and January 1, 2018 to December 31, 2017 and the L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Havana Cabana Key West and Hotel Emblem from September 1, 2018 to December 31, 2018 and the comparable period of 2017. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. Hotel Emblem closed on September 4, 2018 for a comprehensive renovation and reopened in January 2019. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended December 31,							Three Months Ended December 31,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$40,106	$38,123	5.2%	$(425)	$(399)	$1,108	$2,142	$40,789	$39,866	2.3%
Food and beverage departmental expenses	30,507	27,136	12.4%	(161)	(109)	2,459	5,209	32,805	32,236	1.8%
Other direct departmental	2,803	2,310	21.3%	(58)	(26)	818	1,278	3,563	3,562	—%
General and administrative	20,857	18,037	15.6%	(315)	(187)	754	1,715	21,296	19,565	8.8%
Utilities	5,094	4,769	6.8%	(88)	(41)	3	293	5,009	5,021	(0.2)%
Repairs and maintenance	8,529	8,160	4.5%	(174)	(52)	263	495	8,618	8,603	0.2%
Sales and marketing	15,202	14,525	4.7%	(227)	(101)	390	870	15,365	15,294	0.5%
Franchise fees	6,912	6,682	3.4%	—	—	—	—	6,912	6,682	3.4%
Base management fees	4,947	1,978	150.1%	(171)	2,582	198	502	4,974	5,062	(1.7)%
Incentive management fees	1,670	1,674	(0.2)%	—	—	—	—	1,670	1,674	(0.2)%
Property taxes	13,511	12,748	6.0%	(120)	(148)	—	49	13,391	12,649	5.9%
Ground rent	3,107	2,540	22.3%	—	—	74	511	3,181	3,051	4.3%
Insurance	1,962	1,122	74.9%	(152)	(75)	115	163	1,925	1,210	59.1%
Hurricane-related costs	850	1,787	(52.4)%	(850)	(675)	—	—	—	1,112	(100.0)%
Hotel manager transition/pre-opening items	209	329	(36.5)%	(209)	—	—	—	—	329	(100.0)%
Other fixed expenses	2,240	1,227	82.6%	(157)	(27)	3	20	2,086	1,220	71.0%
Total hotel operating expenses	$158,506	$143,147	10.7%	$(3,107)	$742	$6,185	$13,247	$161,584	$157,136	2.8%
Hurricane-related costs	(850)	(1,787)		850	675	—	—	—	(1,112)
Hotel manager transition/pre-opening items	(209)	2,275		209	(2,604)	—	—	—	(329)
Non-cash ground rent	(1,990)	(1,535)		—	—	—	(296)	(1,990)	(1,831)
Non-cash amortization of favorable and unfavorable contract liabilities, net	495	478		—	—	—	—	495	478
Total adjusted hotel operating expenses	$155,952	$142,578	9.4%	$(2,048)	$(1,187)	$6,185	$12,951	$160,089	$154,342	3.7%

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Year Ended December 31,							Year Ended December 31,
	2018	2017	% Change	2018	2017	2018	2017	2018	2017	% Change

Rooms departmental expenses	$158,078	$158,534	(0.3)%	$(1,123)	$(7,536)	$5,852	$10,289	$162,807	$161,287	0.9%
Food and beverage departmental expenses	118,709	120,460	(1.5)%	(514)	(12,777)	12,553	20,619	130,748	128,302	1.9%
Other direct departmental	10,420	11,479	(9.2)%	(157)	(2,164)	4,005	4,568	14,268	13,883	2.8%
General and administrative	75,371	74,724	0.9%	(706)	(5,510)	4,103	7,267	78,768	76,481	3.0%
Utilities	20,694	23,396	(11.5)%	(273)	(3,949)	165	1,316	20,586	20,763	(0.9)%
Repairs and maintenance	32,436	34,496	(6.0)%	(371)	(2,899)	1,295	2,187	33,360	33,784	(1.3)%
Sales and marketing	61,080	59,109	3.3%	(523)	(4,078)	2,165	4,001	62,722	59,032	6.3%
Franchise fees	26,194	23,959	9.3%	—	—	—	—	26,194	23,959	9.3%
Base management fees	16,354	15,710	4.1%	1,919	988	1,121	1,984	19,394	18,682	3.8%
Incentive management fees	5,805	6,259	(7.3)%	—	—	—	—	5,805	6,259	(7.3)%
Property taxes	55,461	51,927	6.8%	55	(355)	81	304	55,597	51,876	7.2%
Ground rent	11,758	10,243	14.8%	—	—	124	1,438	11,882	11,681	1.7%
Insurance	7,097	5,980	18.7%	(434)	(1,313)	517	696	7,180	5,363	33.9%
Severance costs	10,914	—	100.0%	—	—	—	—	10,914	—	100.0%
Hurricane-related costs	3,855	1,929	99.8%	(3,855)	(675)	—	—	—	1,254	(100.0)%
Hotel manager transition/pre-opening items	692	838	(17.4)%	(607)	—	—	—	85	838	(89.9)%
Other fixed expenses	6,741	4,192	60.8%	(328)	(465)	118	468	6,531	4,195	55.7%
Total hotel operating expenses	$621,659	$603,235	3.1%	$(6,917)	$(40,733)	$32,099	$55,137	$646,841	$617,639	4.7%
Severance costs	(10,914)	—		—	—	—	—	(10,914)	—
Hurricane-related costs	(3,855)	(3,280)		3,855	2,026	—	—	—	(1,254)
Hotel manager transition/pre-opening items	1,491	3,637		(1,576)	(2,604)	—	—	(85)	1,033
Non-cash ground rent	(7,305)	(6,290)		—	—	(50)	(995)	(7,355)	(7,285)
Non-cash amortization of unfavorable contract liabilities	1,969	1,912		—	—	—	—	1,969	1,912
Total adjusted hotel operating expenses	$603,045	$599,214	0.6%	$(4,638)	$(41,311)	$32,049	$54,142	$630,456	$612,045	3.0%

Market Capitalization as of December 31, 2018
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2018 closing price of $9.08/share)	$1,869,961
Consolidated debt (face amount)	983,764
Cash and cash equivalents	(43,863)
Total enterprise value	$2,809,862
Share Reconciliation

Common shares outstanding	204,536
Unvested restricted stock held by management and employees	642
Share grants under deferred compensation plan	765
Combined shares outstanding	205,943

Debt Summary as of February 25, 2019
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$54,892	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	62,385	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	27,580	April 2023
Westin San Diego	3.94%	Fixed	63,142	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	82,384	August 2024
Renaissance Worthington	3.66%	Fixed	82,281	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	62,230	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	193,882	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(3,888)
Total mortgage and other debt, net of unamortized debt issuance costs			627,831

Unsecured term loan	LIBOR + 1.45(2)	Variable	100,000	May 2021
Unsecured term loan	LIBOR + 1.45(2)	Variable	200,000	April 2022
Unsecured term loan	LIBOR + 1.45(3)	Variable	50,000	October 2023
Unamortized debt issuance costs			(1,688)
Unsecured term loans, net of unamortized debt issuance costs			348,312

Senior unsecured credit facility	LIBOR + 1.50(4)	Variable	45,000	May 2020 (5)

Total debt, net of unamortized debt issuance costs			$1,021,143
Weighted-average interest rate of fixed rate debt	4.23%
Total weighted-average interest rate	4.14%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The interest rate as of February 25, 2019 was 3.96%.

(3)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR through October 2023, resulting in an interest rate as of February 25, 2019 of 3.86%.

(4)	The interest rate as of February 25, 2019 was 4.02%.

(5)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Fourth Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2018	4Q 2017	B/(W)	4Q 2018	4Q 2017	B/(W)	4Q 2018	4Q 2017	B/(W)	4Q 2018	4Q 2017	B/(W)
Atlanta Alpharetta Marriott	$160.51	$164.31	(2.3)%	69.4%	72.4%	(3.0)%	$111.35	$118.95	(6.4)%	35.59%	35.93%	-34 bps
Bethesda Marriott Suites	$171.83	$169.80	1.2%	73.6%	72.6%	1.0%	$126.44	$123.30	2.5%	30.52%	31.42%	-90 bps
Boston Westin	$255.13	$255.06	—%	67.9%	70.0%	(2.1)%	$173.21	$178.62	(3.0)%	18.52%	29.20%	-1068 bps
Hilton Boston Downtown	$290.37	$280.96	3.3%	88.9%	85.6%	3.3%	$258.10	$240.38	7.4%	37.88%	38.48%	-60 bps
Hilton Burlington	$178.17	$171.73	3.8%	80.1%	78.4%	1.7%	$142.80	$134.66	6.0%	37.10%	38.72%	-162 bps
Cavallo Point (1)	$450.98	$433.92	3.9%	57.6%	59.7%	(2.1)%	$259.85	$259.05	0.3%	32.75%	23.33%	942 bps
Renaissance Charleston	$251.66	$250.74	0.4%	81.6%	86.3%	(4.7)%	$205.47	$216.45	(5.1)%	37.13%	42.35%	-522 bps
Chicago Marriott	$236.01	$232.55	1.5%	74.2%	69.0%	5.2%	$175.10	$160.44	9.1%	29.92%	27.34%	258 bps
Chicago Gwen	$255.05	$249.54	2.2%	83.4%	80.6%	2.8%	$212.71	$201.09	5.8%	25.84%	23.74%	210 bps
Courtyard Denver Downtown	$174.34	$181.13	(3.7)%	79.3%	85.6%	(6.3)%	$138.17	$155.13	(10.9)%	44.04%	45.09%	-105 bps
Courtyard Fifth Avenue	$312.50	$295.92	5.6%	95.9%	93.5%	2.4%	$299.77	$276.74	8.3%	30.84%	29.74%	110 bps
Courtyard Midtown East	$305.35	$297.86	2.5%	96.8%	96.6%	0.2%	$295.71	$287.79	2.8%	40.17%	34.33%	584 bps
Fort Lauderdale Westin	$188.55	$181.04	4.1%	77.4%	82.1%	(4.7)%	$145.91	$148.56	(1.8)%	31.77%	33.91%	-214 bps
JW Marriott Denver Cherry Creek	$228.74	$258.59	(11.5)%	78.9%	80.9%	(2.0)%	$180.59	$209.23	(13.7)%	26.44%	32.34%	-590 bps
Sheraton Suites Key West	$244.87	$244.92	—%	76.3%	76.8%	(0.5)%	$186.93	$188.17	(0.7)%	37.75%	42.44%	-469 bps
The Landing Resort & Spa	$287.83	$261.04	10.3%	56.1%	57.5%	(1.4)%	$161.34	$150.16	7.4%	3.71%	29.22%	-2551 bps
Lexington Hotel New York	$295.81	$288.97	2.4%	92.7%	94.0%	(1.3)%	$274.07	$271.67	0.9%	31.93%	24.80%	713 bps
Hotel Palomar Phoenix	$185.57	$187.58	(1.1)%	82.7%	74.8%	7.9%	$153.43	$140.28	9.4%	25.96%	30.11%	-415 bps
Salt Lake City Marriott	$163.42	$162.36	0.7%	61.0%	68.0%	(7.0)%	$99.65	$110.37	(9.7)%	29.82%	29.19%	63 bps
L'Auberge de Sedona	$644.37	$614.39	4.9%	79.5%	78.0%	1.5%	$512.25	$478.93	7.0%	32.41%	31.32%	109 bps
Orchards Inn Sedona	$278.71	$249.17	11.9%	75.2%	78.9%	(3.7)%	$209.55	$196.70	6.5%	36.96%	37.97%	-101 bps
Shorebreak	$238.45	$221.23	7.8%	69.6%	73.4%	(3.8)%	$165.96	$162.42	2.2%	23.63%	26.97%	-334 bps
The Lodge at Sonoma	$290.70	$267.16	8.8%	69.6%	64.3%	5.3%	$202.33	$171.66	17.9%	25.59%	18.14%	745 bps
Hilton Garden Inn Times Square Central	$321.52	$299.11	7.5%	98.9%	98.1%	0.8%	$318.01	$293.45	8.4%	38.72%	38.75%	-3 bps
Vail Marriott	$288.51	$278.62	3.5%	47.7%	54.0%	(6.3)%	$137.75	$150.43	(8.4)%	14.31%	24.02%	-971 bps
Westin San Diego	$194.78	$171.28	13.7%	74.3%	79.0%	(4.7)%	$144.76	$135.38	6.9%	37.80%	33.05%	475 bps
Westin Washington D.C. City Center	$211.41	$217.30	(2.7)%	81.9%	85.0%	(3.1)%	$173.19	$184.60	(6.2)%	30.24%	35.35%	-511 bps
Renaissance Worthington	$180.61	$182.34	(0.9)%	75.3%	71.2%	4.1%	$135.91	$129.75	4.7%	35.55%	34.54%	101 bps
Comparable Total (2)	$244.82	$239.01	2.4%	77.0%	77.4%	(0.4)%	$188.55	$185.04	1.9%	30.23%	31.15%	-92 bps

(1)	Amounts reflect the operating results for the period from December 10, 2018 to December 31, 2018 and the comparable period of 2017.

(2)
Amounts exclude the operating results of Frenchman's Reef, the Havana Cabana Key West and Hotel Emblem for all periods presented and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix from October 1, 2017 to December 31, 2017 and Cavallo Point from October 1, 2018 to December 9, 2018 and October 1, 2017 to December 31, 2017.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)	YTD 2018	YTD 2017	B/(W)
Atlanta Alpharetta Marriott	$170.35	$167.22	1.9%	69.5%	75.3%	(5.8)%	$118.37	$125.92	(6.0)%	35.36%	33.52%	184 bps
Bethesda Marriott Suites	$177.23	$170.04	4.2%	67.7%	74.8%	(7.1)%	$119.90	$127.21	(5.7)%	27.55%	29.05%	-150 bps
Boston Westin	$251.58	$254.75	(1.2)%	74.3%	76.8%	(2.5)%	$186.93	$195.64	(4.5)%	24.44%	30.92%	-648 bps
Hilton Boston Downtown	$296.75	$288.20	3.0%	88.2%	86.1%	2.1%	$261.71	$248.15	5.5%	39.58%	39.78%	-20 bps
Hilton Burlington	$187.81	$178.05	5.5%	81.4%	80.8%	0.6%	$152.89	$143.78	6.3%	38.43%	39.98%	-155 bps
Cavallo Point (1)	$450.98	$433.92	3.9%	57.6%	59.7%	(2.1)%	$259.85	$259.05	0.3%	32.75%	23.33%	942 bps
Renaissance Charleston	$254.60	$246.83	3.1%	84.1%	80.9%	3.2%	$213.99	$199.73	7.1%	39.47%	38.28%	119 bps
Chicago Marriott	$230.37	$221.62	3.9%	73.8%	72.1%	1.7%	$169.96	$159.69	6.4%	27.58%	25.88%	170 bps
Chicago Gwen	$255.00	$227.49	12.1%	82.6%	74.9%	7.7%	$210.53	$170.48	23.5%	26.41%	22.84%	357 bps
Courtyard Denver Downtown	$192.38	$200.85	(4.2)%	82.9%	82.2%	0.7%	$159.40	$165.10	(3.5)%	46.71%	48.05%	-134 bps
Hotel Emblem (2)	$204.67	$223.82	(8.6)%	81.9%	83.0%	(1.1)%	$167.64	$185.85	(9.8)%	28.67%	34.68%	-601 bps
Courtyard Fifth Avenue	$273.47	$261.32	4.6%	91.4%	90.2%	1.2%	$249.93	$235.69	6.0%	21.16%	19.74%	142 bps
Courtyard Midtown East	$261.95	$257.86	1.6%	94.5%	91.7%	2.8%	$247.46	$236.53	4.6%	29.48%	27.27%	221 bps
Fort Lauderdale Westin	$196.67	$189.47	3.8%	81.3%	85.7%	(4.4)%	$159.99	$162.31	(1.4)%	32.36%	35.89%	-353 bps
JW Marriott Denver Cherry Creek	$247.17	$261.38	(5.4)%	81.5%	81.0%	0.5%	$201.39	$211.82	(4.9)%	31.26%	34.04%	-278 bps
Sheraton Suites Key West	$250.68	$254.02	(1.3)%	84.9%	86.2%	(1.3)%	$212.87	$218.90	(2.8)%	42.71%	44.74%	-203 bps
The Landing Resort & Spa (3)	$319.11	$297.70	7.2%	61.6%	65.3%	(3.7)%	$196.47	$194.41	1.1%	17.84%	36.05%	-1821 bps
Lexington Hotel New York	$251.84	$246.10	2.3%	90.5%	92.6%	(2.1)%	$227.86	$227.89	—%	21.28%	17.10%	418 bps
Hotel Palomar Phoenix (3)	$181.69	$182.84	(0.6)%	77.8%	75.2%	2.6%	$141.30	$137.41	2.8%	25.62%	26.04%	-42 bps
Salt Lake City Marriott	$171.74	$165.98	3.5%	70.2%	76.5%	(6.3)%	$120.61	$126.92	(5.0)%	36.78%	37.66%	-88 bps
L'Auberge de Sedona	$602.63	$546.82	10.2%	76.0%	76.1%	(0.1)%	$457.86	$416.29	10.0%	27.50%	25.11%	239 bps
Orchards Inn Sedona	$256.70	$228.90	12.1%	75.5%	79.9%	(4.4)%	$193.87	$182.95	6.0%	34.73%	33.34%	139 bps
Shorebreak	$256.29	$238.63	7.4%	76.6%	75.6%	1.0%	$196.30	$180.34	8.8%	29.37%	28.91%	46 bps
The Lodge at Sonoma	$304.70	$312.44	(2.5)%	71.6%	64.9%	6.7%	$218.02	$202.68	7.6%	32.09%	25.87%	622 bps
Hilton Garden Inn Times Square Central	$260.20	$245.38	6.0%	98.0%	97.3%	0.7%	$254.88	$238.66	6.8%	31.76%	30.81%	95 bps
Vail Marriott	$293.49	$281.61	4.2%	57.5%	69.7%	(12.2)%	$168.77	$196.24	(14.0)%	29.05%	32.89%	-384 bps
Westin San Diego	$193.56	$192.08	0.8%	81.8%	84.9%	(3.1)%	$158.35	$163.06	(2.9)%	38.18%	37.97%	21 bps
Westin Washington D.C. City Center	$206.19	$221.71	(7.0)%	87.0%	86.2%	0.8%	$179.33	$191.10	(6.2)%	32.68%	38.86%	-618 bps
Renaissance Worthington	$186.66	$182.15	2.5%	74.9%	74.4%	0.5%	$139.78	$135.44	3.2%	35.96%	35.71%	25 bps
Comparable Total (4)	$237.07	$231.27	2.5%	78.9%	79.9%	(1.0)%	$187.13	$184.80	1.3%	30.27%	30.97%	-70 bps

(1)	Amounts reflect the operating results for the period from December 10, 2018 to December 31, 2018 and the comparable period of 2017.

(2)	Amounts exclude the operating results from September 1, 2018 to December 31, 2018 and the comparable period of 2017.
(3) Hotels were acquired on March 1, 2018. Amounts reflect the operating results for these hotels for the period from March 1, 2018 to December 31, 2018 and the comparable period of 2017.
(4) Amounts exclude the operating results of Frenchman's Reef and the Havana Cabana Key West for all periods presented and Hotel Emblem from September 1, 2018 to December 31, 2018 and the comparable time period of 2017 and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018 and January 1, 2017 to December 31, 2017, for Cavallo Point from January 1, 2018 to December 9, 2018 and January 1, 2017 to December 31, 2017 and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,751	$1,241	$450	$—	$—	$1,691
Bethesda Marriott Suites	$4,472	$(639)	$483	$—	$1,521	$1,365
Boston Westin	$20,243	$(942)	$2,414	$2,213	$63	$3,748
Hilton Boston Downtown	$10,598	$2,774	$1,240	$—	$—	$4,014
Hilton Burlington	$4,596	$1,199	$506	$—	$—	$1,705
Cavallo Point	$2,400	$394	$392	$—	$—	$786
Renaissance Charleston	$3,636	$992	$390	$—	$(32)	$1,350
Chicago Marriott	$28,777	$4,822	$4,127	$58	$(397)	$8,610
Chicago Gwen	$8,634	$1,167	$1,064	$—	$—	$2,231
Courtyard Denver Downtown	$2,500	$799	$302	$—	$—	$1,101
Hotel Emblem	$—	$(709)	$139	$—	$—	$(570)
Courtyard Fifth Avenue	$5,295	$1,188	$442	$—	$3	$1,633
Courtyard Midtown East	$9,026	$1,956	$688	$982	$—	$3,626
Fort Lauderdale Westin	$11,440	$2,006	$1,628	$—	$—	$3,634
Frenchman's Reef	$—	$2,966	$—	$—	$—	$2,966
JW Marriott Denver Cherry Creek	$5,113	$176	$474	$702	$—	$1,352
Havana Cabana Key West	$1,872	$314	$240	$—	$—	$554
Sheraton Suites Key West	$3,799	$1,169	$265	$—	$—	$1,434
The Landing Resort & Spa	$1,915	$(298)	$369	$—	$—	$71
Lexington Hotel New York	$19,908	$2,819	$3,524	$5	$8	$6,356
Hotel Palomar Phoenix	$6,305	$663	$638	$39	$297	$1,637
Salt Lake City Marriott	$7,032	$945	$530	$622	$—	$2,097
L'Auberge de Sedona	$7,218	$1,772	$567	$—	$—	$2,339
Orchards Inn Sedona	$2,056	$470	$248	$—	$42	$760
Shorebreak	$3,635	$517	$357	$—	$(15)	$859
The Lodge at Sonoma	$6,017	$708	$546	$286	$—	$1,540
Hilton Garden Inn Times Square Central	$8,391	$2,432	$817	$—	$—	$3,249
Vail Marriott	$6,526	$(33)	$967	$—	$—	$934
Westin San Diego	$8,932	$1,608	$1,120	$648	$—	$3,376
Westin Washington D.C. City Center	$8,131	$462	$1,317	$680	$—	$2,459
Renaissance Worthington	$10,189	$1,846	$976	$796	$4	$3,622
Total	$223,407	$34,784	$27,220	$7,031	$1,494	$70,580
Add: Prior Ownership Results (2)	$7,921	$869	$868	$—	$—	$1,737
Less: Closed Hotels (3)	$(1,872)	$(2,571)	$(379)	$—	$—	$(2,950)
Comparable Total	$229,456	$33,082	$27,709	$7,031	$1,494	$69,367

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs

(2)    Amounts represent the pre-acquisition results of Cavallo Point for the period from October 1, 2018 to December 9, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef, Havana Cabana Key West and Hotel Emblem.

Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,890	$1,294	$463	$—	$—	$1,757
Bethesda Marriott Suites	$4,294	$(512)	$348	$—	$1,513	$1,349
Boston Westin	$22,615	$2,207	$2,205	$2,252	$(60)	$6,604
Hilton Boston Downtown	$9,702	$2,496	$1,237	$—	$—	$3,733
Hilton Burlington	$4,246	$1,130	$514	$—	$—	$1,644
Renaissance Charleston	$3,792	$1,247	$391	$—	$(32)	$1,606
Chicago Marriott	$25,026	$3,442	$3,789	$8	$(397)	$6,842
Chicago Gwen	$7,590	$705	$1,097	$—	$—	$1,802
Courtyard Denver Downtown	$2,728	$919	$311	$—	$—	$1,230
Hotel Emblem	$1,549	$313	$149	$—	$—	$462
Courtyard Fifth Avenue	$4,889	$1,012	$447	$—	$(5)	$1,454
Courtyard Midtown East	$8,756	$1,445	$663	$998	$(100)	$3,006
Fort Lauderdale Westin	$10,960	$2,417	$1,299	$—	$—	$3,716
Frenchman's Reef	$(105)	$3,026	$4	$—	$—	$3,030
JW Marriott Denver Cherry Creek	$5,869	$673	$513	$712	$—	$1,898
Havana Cabana Key West	$(3)	$813	$—	$—	$—	$813
Sheraton Suites Key West	$3,812	$1,320	$298	$—	$—	$1,618
Lexington Hotel New York	$19,761	$1,405	$3,483	$5	$8	$4,901
Salt Lake City Marriott	$7,578	$1,042	$530	$640	$—	$2,212
L'Auberge de Sedona	$7,207	$1,770	$487	$—	$—	$2,257
Orchards Inn Sedona	$2,144	$536	$235	$—	$43	$814
Shorebreak	$3,608	$521	$467	$—	$(15)	$973
The Lodge at Sonoma	$4,200	$(27)	$496	$293	$—	$762
Hilton Garden Inn Times Square Central	$7,755	$2,217	$788	$—	$—	$3,005
Vail Marriott	$7,316	$1,253	$504	$—	$—	$1,757
Westin San Diego	$7,875	$830	$1,111	$662	$—	$2,603
Westin Washington D.C. City Center	$8,856	$1,124	$1,306	$701	$—	$3,131
Renaissance Worthington	$10,127	$1,762	$924	$810	$2	$3,498
Total	$207,037	$36,380	$24,059	$7,081	$957	$68,510
Add: Prior Ownership Results(2)	$18,573	$3,162	$2,126	$38	$296	$5,622
Less: Closed Hotels (3)	$(1,441)	$(4,152)	$(153)	$—	$—	$(4,305)
Comparable Total	$224,169	$35,390	$26,032	$7,119	$1,253	$69,827

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)	Amounts represent the pre-acquisition operating results of The Landing Resort & Spa, Hotel Palomar Phoenix and Cavallo Point.

(3)	Amounts represent the operating results of Frenchman's Reef, Havana Cabana Key West and Hotel Emblem.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$19,077	$4,918	$1,828	$—	$—	$6,746
Bethesda Marriott Suites	$15,963	$(3,416)	$1,773	$—	$6,041	$4,398
Boston Westin	$87,131	$3,039	$9,536	$8,838	$(118)	$21,295
Hilton Boston Downtown	$41,619	$11,508	$4,963	$—	$—	$16,471
Hilton Burlington	$18,199	$4,957	$2,037	$—	$—	$6,994
Cavallo Point	$2,400	$394	$392	$—	$—	$786
Renaissance Charleston	$14,967	$4,463	$1,570	$—	$(126)	$5,907
Chicago Marriott	$107,048	$14,458	$16,415	$244	$(1,589)	$29,528
Chicago Gwen	$33,565	$4,549	$4,314	$—	$—	$8,863
Courtyard Denver Downtown	$11,247	$4,024	$1,230	$—	$—	$5,254
Hotel Emblem	$4,535	$(57)	$557	$—	$—	$500
Courtyard Fifth Avenue	$17,511	$1,933	$1,785	$—	$(13)	$3,705
Courtyard Midtown East	$29,910	$2,159	$2,736	$3,922	$—	$8,817
Fort Lauderdale Westin	$47,059	$9,440	$5,789	$—	$—	$15,229
Frenchman's Reef	$16	$16,132	$—	$—	$—	$16,132
JW Marriott Denver Cherry Creek	$22,235	$2,185	$1,966	$2,800	$—	$6,951
Havana Cabana Key West	$4,843	$2,441	$696	$—	$—	$3,137
Sheraton Suites Key West	$17,697	$6,233	$1,325	$—	$—	$7,558
The Landing Resort & Spa	$8,382	$267	$1,228	$—	$—	$1,495
Lexington Hotel New York	$66,220	$77	$13,960	$22	$32	$14,091
Hotel Palomar Phoenix	$18,411	$1,447	$2,151	$129	$989	$4,716
Salt Lake City Marriott	$31,551	$6,888	$2,220	$2,495	$—	$11,603
L'Auberge de Sedona	$26,142	$5,159	$2,029	$—	$—	$7,188
Orchards Inn Sedona	$8,523	$1,840	$952	$—	$168	$2,960
Shorebreak	$16,578	$3,503	$1,424	$—	$(58)	$4,869
The Lodge at Sonoma	$24,484	$4,587	$2,124	$1,145	$—	$7,856
Hilton Garden Inn Times Square Central	$26,755	$5,245	$3,253	$—	$—	$8,498
Vail Marriott	$31,939	$6,496	$2,783	$—	$—	$9,279
Westin San Diego	$36,785	$6,998	$4,454	$2,593	$—	$14,045
Westin Washington D.C. City Center	$33,191	$2,863	$5,254	$2,730	$—	$10,847
Renaissance Worthington	$39,721	$7,312	$3,780	$3,180	$10	$14,282
Total	$863,704	$142,042	$104,524	$28,098	$5,336	$280,038
Add: Prior Ownership Results (2)	$43,628	$6,257	$5,228	$38	$50	$11,573
Less: Closed Hotels (3)	$(4,889)	$(17,593)	$(881)	$—	$—	$(18,474)
Comparable Total	$902,443	$130,706	$108,871	$28,136	$5,386	$273,137

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to December 9, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West for the period presented and Hotel Emblem from September 1, 2018 to December 31, 2018.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2017
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$19,735	$4,990	$1,626	$—	$—	$6,616
Bethesda Marriott Suites	$16,923	$(2,536)	$1,388	$—	$6,064	$4,916
Boston Westin	$92,987	$11,230	$8,772	$8,990	$(241)	$28,751
Hilton Boston Downtown	$39,353	$10,706	$4,947	$—	$—	$15,653
Hilton Burlington	$17,329	$4,870	$2,058	$—	$—	$6,928
Renaissance Charleston	$13,741	$3,882	$1,504	$—	$(126)	$5,260
Chicago Marriott	$102,913	$13,336	$14,753	$129	$(1,589)	$26,629
Chicago Gwen	$25,810	$1,780	$4,115	$—	$—	$5,895
Courtyard Denver Downtown	$11,451	$4,301	$1,201	$—	$—	$5,502
Hotel Emblem	$7,078	$1,833	$572	$—	$—	$2,405
Courtyard Fifth Avenue	$16,578	$1,334	$1,789	$—	$150	$3,273
Courtyard Midtown East	$28,765	$789	$2,661	$3,986	$409	$7,845
Fort Lauderdale Westin	$44,818	$10,934	$5,152	$—	$—	$16,086
Frenchman's Reef	$50,140	$10,660	$4,398	$—	$1,351	$16,409
JW Marriott Denver Cherry Creek	$23,640	$3,169	$2,035	$2,843	$—	$8,047
Havana Cabana Key West	$5,389	$2,854	$517	$—	$—	$3,371
Sheraton Suites Key West	$17,371	$6,458	$1,171	$—	$142	$7,771
Lexington Hotel New York	$64,418	$(4,864)	$13,907	$1,938	$32	$11,013
Salt Lake City Marriott	$33,620	$7,984	$2,110	$2,566	$—	$12,660
L'Auberge de Sedona	$21,781	$4,349	$1,664	$—	$—	$6,013
Orchards Inn Sedona	$7,552	$1,752	$780	$—	$140	$2,672
Shorebreak	$14,563	$2,502	$1,766	$—	$(58)	$4,210
The Lodge at Sonoma	$20,882	$2,383	$1,848	$1,171	$—	$5,402
Hilton Garden Inn Times Square Central	$25,030	$4,548	$3,164	$—	$—	$7,712
Vail Marriott	$36,979	$10,164	$1,999	$—	$—	$12,163
Westin San Diego	$35,823	$6,554	$4,401	$2,648	$—	$13,603
Westin Washington D.C. City Center	$35,308	$5,715	$5,193	$2,813	$—	$13,721
Renaissance Worthington	$40,028	$7,456	$3,599	$3,229	$8	$14,292
Total	$870,005	$139,133	$99,090	$30,313	$6,282	$274,842
Add: Prior Ownership Results(2)	$74,368	$10,080	$9,028	$152	$969	$20,229
Less: Closed Hotels (3)	$(57,762)	$(14,044)	$(5,110)	$—	$(1,351)	$(20,505)
Comparable Total	$886,611	$135,169	$103,008	$30,465	$5,900	$274,566

(1)
Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization favorable and unfavorable contract liabilities and hotel manager transition costs.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa, Hotel Palomar Phoenix and Cavallo Point for the period from January 1, 2017 to December 31, 2017 and L'Auberge de Sedona and Orchards Inn Sedona for the period from January 1, 2017 to February 27, 2017.

(3)	Amounts represent the operating results of Frenchman's Reef and Havana Cabana Key West for the period presented and Hotel Emblem from September 1, 2017 to December 31, 2017.